Exhibit 21

SUBSIDIARIES OF BALL CORPORATION (Public Reporting) (1)

December 31, 2015

The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation)

Name	State or Country of Incorporation or Organization	Percentage (2) Ownership Direct & Indirect

AUK Holding Ltd.	United Kingdom	100%
Ball Advanced Aluminum Technologies Canada Inc.	Quebec	100%
Ball Advanced Aluminum Technologies Canada L.P.	Quebec	100%
Ball Advanced Aluminum Technologies Corp.	Delaware	100%
Ball Advanced Aluminum Technologies Holding Canada Inc.	New Brunswick	100%
Ball Aerocan CZ s.r.o.	Czech Republic	100%
Ball Aerocan Europe S.A.S.	France	100%
Ball Aerocan France S.A.S	France	100%
Ball Aerocan Mexico S.A. de C.V.	Mexico	100%
Ball Aerocan Operations	Luxembourg	100%
Ball Aerocan UK Ltd.	United Kingdom	100%
Ball Aerosol and Specialty Container Holding Corporation	Delaware	100%
Ball Aerosol and Specialty Container Inc.	Delaware	100%
Ball Aerosol Packaging Argentina S.A.	Argentina	100%
Ball Aerospace & Technologies Corp.	Delaware	100%
Ball Americas Holdings B.V.	Netherlands	100%
Ball Asia Pacific (Beijing) Metal Container Limited	PRC	100%
Ball Asia Pacific (Foshan) Metal Container Limited	PRC	100%
Ball Asia Pacific (Hubei) Metal Container Limited	PRC	95.7%
Ball Asia Pacific (Qingdao) Metal Container Limited	PRC	100%
Ball Asia Pacific Investments Limited	Hong Kong	100%
Ball Asia Pacific Limited	Hong Kong	100%
Ball Asia Pacific (Shenzhen) Metal Container Limited	PRC	100%
Ball Asia Pacific (Taicang) Plastic Containers Limited	PRC	100%
Ball Asia Pacific (Tianjin) Plastic Containers Limited	PRC	100%
Ball Asia Services Limited	Delaware	100%
Ball Atlantic Enterprises Corp.	Canada	100%
Ball Brazil Holdings Participacões Ltda	Brazil	100%
Ball (Barbados) Holdings Limited	Barbados	100%
Ball Canada Plastics Container Corp.	Canada	100%
Ball Capital Corp. II	Delaware	100%
Ball Cayman Limited	Cayman Islands	100%
Ball Company	United Kingdom	100%
Ball Container LLC	Delaware	100%
Ball Delaware Holdings, LLC	Delaware	100%
Ball Delaware Holdings S.C.S.	Luxembourg	100%
Ball Europe GmbH	Switzerland	100%
Ball Europe Ltd.	United Kingdom	100%
Ball European Holdings S.a.r.l.	Luxembourg	100%
Ball (France) Holdings S.A.S.	France	100%
Ball (France) Investment Holdings S.A.S.	France	100%
Ball Glass Containers, Inc.	Delaware	100%
Ball Holdings Corp.	Delaware	100%
Ball Holdings LLC	Delaware	100%
Ball International Holdings B.V.	Netherlands	100%
Ball International, LLC	Delaware	100%

Ball International Partners S.C.S.	Luxembourg	100%
Ball Investment Holdings S.a.r.l.	Luxembourg	100%
Ball JV LLC	Delaware	100%
Ball (Luxembourg) Finance S.a.r.l.	Luxembourg	100%
Ball Metal Beverage Container Corp.	Colorado	100%
Ball Metal Container Corporation	Indiana	100%
Ball Metal Food Container Corp.	Delaware	100%
Ball Metal Food Container (Oakdale), LLC	Delaware	100%
Ball Mexico Holdings Corp. S. de R.L. de C.V.	Mexico	100%
Ball North America Corp.	Canada	100%
Ball Nova Scotia Holdings Limited Partnership	Canada	100%
Ball Packaging, LLC	Colorado	100%
Ball Packaging Europe GmbH	Germany	100%
Ball Packaging Europe Associations GmbH	Germany	100%
Ball Packaging Europe Belgrade d.o.o.	Serbia	100%
Ball Packaging Europe Beteiligungs GmbH	Germany	100%
Ball Packaging Europe France S.A.S.	France	100%
Ball Packaging Europe Handelsgesellschaft m.b.H.	Austria	100%
Ball Packaging Europe Holding B.V.	Netherlands	100%
Ball Packaging Europe Holding GmbH & Co. KG	Germany	100%
Ball Packaging Europe Lublin Sp. z o.o.	Poland	100%
Ball Packaging Europe Managing GmbH	Germany	100%
Ball Packaging Europe Metall GmbH	Germany	100%
Ball Packaging Europe Oss B.V.	Netherlands	100%
Ball Packaging Europe Radomsko Sp. z o.o.	Poland	100%
Ball Packaging Europe Rostov LLC	Russia	100%
Ball Packaging Europe UK Ltd.	United Kingdom	100%
Ball Packaging India Private Limited	India	100%
Ball Packaging Products Canada Corp.	Canada	100%
Ball Pan-European Holdings, LLC.	Delaware	100%
Ball Southeast Asia Holdings (Singapore) PTE LTD.	Singapore	100%
Ball (Swiss) Holding GmbH	Switzerland	100%
Ball Technologies Holdings Corp.	Colorado	100%
Ball Technology Services Corporation	California	100%
Ball Trading France S.A.S.	France	100%
Ball Trading Germany GmbH	Germany	100%
Ball Trading Netherlands B.V.	Netherlands	100%
Ball Trading Poland Sp. z o.o.	Poland	100%
Ball Trading Spain S.L.	Spain	100%
Ball Trading UK Ltd.	United Kingdom	100%
Ball UK Acquisition Limited	England	100%
Ball (UK) Holdings Ltd.	United Kingdom	100%
Copal S.A.S	France	51%
Foshan Packaging Holdings Limited	Hong Kong	100%
FTB Corporate Services Limited	Hong Kong	100%
FTB Packaging Limited	Hong Kong	100%
Gainer Developments Ltd.	BVI	100%
Glensanda Company Limited	Hong Kong	100%
Greater China Trading Ltd.	Cayman Islands	100%
Heekin Can, Inc.	Colorado	100%
Jambalaya S.A.	Uruguay	60.1%
Latapack-Ball Embalagens Ltda.	Brazil	60.1%
Latapack S.A.	Brazil	100%
Latas De Aluminio Ball, Inc.	Delaware	100%
Litografica San Luis S.A.	Argentina	100%
MCP Beverage Packaging Limited	Hong Kong	100%

MCP Device Limited	BVI	100%
MCP Intellectual Property Holdings Limited	BVI	100%
M.C. Packaging (Hong Kong) Limited	Hong Kong	100%
New Well Holdings Limited	Hong Kong	100%
Qingdao M.C. Packaging Limited	PRC	100%
Rayeil International Limited	BVI	100%
recan Fund	Serbia	100%
recan GmbH	Germany	100%
recan Organizacja Odzysku S.A.	Poland	100%
recan UK Ltd.	United Kingdom	100%
Sario Grundstucks-Vermietungsgesellschaft mbH & CO. Objekt Elfi	Germany	99%
Seghimet S.A.	Argentina	100%
USC May Verpackungen Holding Inc.	Delaware	100%
Wise Champion Investments Limited	Hong Kong	100%

The following is a list of affiliates of Ball Corporation included in the financial statements under the equity or cost accounting methods:

Lam Soon-Ball Yamamura	Taiwan	8%
Rocky Mountain Metal Container, LLC	Colorado	50%
TBC-Ball Beverage Can Holdings Limited	Hong Kong	50%
TBC-Ball Beverage Can Vietnam Limited	Vietnam	50%
Thai Beverage Can Ltd.	Thailand	7%
Sekopak d.o.o. Belgrade	Serbia	11%
Öko-Pannon	Hungary	3%
Eko-Kom	Czech Republic	10%
Eco-Rom	Romania	7.7%
Forum Getränkedose	Germany	25%

(1)         In accordance with Regulation S-K, Item 601(b)(21)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Regulation S-X, Rule 1-02(w).

(2)         Represents the Registrant’s direct and/or indirect ownership in each of the subsidiaries’ voting capital share.